Exhibit (b)(2)

                                  PROJECT AUTO

                          Fairness Opinion Presentation

                                 August 24, 1995

                                  PROJECT AUTO

                          Fairness Opinion Presentation

                                Table of Contents


SECTION   I   EXECUTIVE SUMMARY

SECTION  II   COMPANY OVERVIEW

     Tab A    Profile of Auto Corporation
     Tab B    Stock Market Analysis
     Tab C    Shareholder Analysis
     Tab D    Summary of Wall Street Research

SECTION III   SUMMARY OF ANALYSIS

     Tab A    Summary
     Tab B    Multiple Matrix
     Tab C    Trading Comparison of Selected Companies
     Tab D    Premiums Paid
     Tab E    Summary of Discounted Cash Flow Analysis

APPENDIX A    OPERATING COMPARISON OF SELECTED COMPANIES

APPENDIX B    WEIGHTED AVERAGE COST OF CAPITAL

                                    SECTION 1

                                  PROJECT AUTO

                                Executive Summary


1.   Transaction

     o Value: $70/share cash offer by Parent Co. for the 49.3% of Auto shares not owned by Parent Co., including management options and performance shares

     o Structure: Cash-out merger of a special purpose wholly-owned subsidiary of Parent Co. into Auto Corporation.

     o Conditions: Approval by holders representing eighty percent of the outstanding stock (including, therefore, approval of a majority of the shares other than those of the Parent Co.); regulatory approvals; bring down of reps and warranties, including no material adverse change, to closing

     o Other terms: Fiduciary out at discretion of the Board of Auto Corporation; no break-up fee

     o Timing: Offer expected to be reviewed by the Board on August 24 and 25; Definitive Agreement to be agreed and signed at such time; announcement to follow

     o    Closing expected early in first quarter 1996

                                  PROJECT AUTO

                                Executive Summary
                                   (continued)


2.   Auto Corporation

     o Auto Corporation is a publicly-traded holding company which is principally engaged in private automobile insurance

          -    private auto line represents 93% of premiums
          -    original focus was government employees
          -    now focused on preferred market
          -    growing in standard and non-standard lines
          - distribution via direct advertising (cable tv), direct mail, and a limited number of agents
          - focused on Eastern US, particularly New York, Florida and Mid-Atlantic states; growing in Midwest
          - sixth largest private auto insurer in US with 2% market share nationwide; much smaller than State Farm, Allstate

     o    Market value of $3.8 billion or $56.50 per share at 8/21/95

          -    trades at premium to comparables
          -    thin volume

     o Parent Co. established initial large minority shareholding in 1976 when Auto experienced financial difficulties

                                  PROJECT AUTO

                                Executive Summary
                                   (continued)

3.   Parent Co.

     o    Holding Company with widely diverse interests, including insurance

          - National Indemnity subsidiary and other subsidiaries of Holding Company hold approximately 50.7% of GEICO shares
          - However, Parent and subsidiaries do not vote Auto shares (which are voted by NationsBank as a result of an agreement with state insurance regulators)

     o    Parent is a financially strong enterprise

          -    Market value of $29 billion
          -    Very strong balance sheet
          -    AAA/AA1 rated

4.   Morgan Stanley's Role

     o Retained by the Board of Directors of Auto Corporation to render a fairness opinion on the transaction

          -    We have not solicited interest from any other party


Question to be answered: Is the consideration to be received by the shareholders of Auto, other than Parent Co., fair from a financial point of view?

                                   SECTION II

                                        A

              [Flowchart depicting Corporate Structure of
                          GEICO Corporation]

                                  PROJECT AUTO

                            Line of Business Profile




                           1994
                          Revenue
                           ($MM)

P&C Insurance            $2,662.7       o    Private automobile insurance
                                             represents approximately 93%
                                             of premiums
                                        o    Homeowners insurance
                                             represents approximately 6%
                                             of premiums
                                             -    $200 million gross
                                                  loss in Hurricane
                                                  Andrew
                                             -    Ceased marketing for
                                                  own account in 1995
                                             -    Renewal rights sold to
                                                  Aetna in March 1995
                                             -    Auto Corporation to
                                                  exit in 3 years
                                             -    Substantial
                                                  catastrophe exposure
                                                  remains until exit

P&C Reinsurance               0.2       o    In run-off since 1986
  ("Resolute Group")                    o    About $60 million in
                                             reserves, $20 million in
                                             GAAP equity
                                        o    Latent liability exposure

Life Insurance                9.8       o    Structured settlements
  ("Criterion Life")                         provided to Auto's P&C
                                             companies

Consumer Finance             12.0       o    GAAP shareholders' equity of
  ("GEFCO")                                  $7.9 million; total assets
                                             of $68 million, in process
                                             of winding down

Other & Misc.                31.3       o    Includes earnings on parent
                         --------            company investments

                         $2,716.0
                         ========

                                  PROJECT AUTO

               Private Passenger Automobile Market Share Overview


                                             1993
                                             NPW

             1  State Farm Group          $20,757,846            22.23%

             2  Allstate                   11,301,012            12.10%

             3  Farmers Group               5,758,223             6.17%

             4  Nationwide Group            3,494,766             3.74%

             5  USAA Group                  3,223,235             3.45%

             6  GEICO                       1,871,475             2.00%

             7  Liberty Mutual              1,841,066             1.97%

             8  Prudential                  1,532,554             1.64%

             9  Progressive                 1,509,151             1.62%

            10  American Family             1,485,352             1.59%

                Total Industry             93,375,607           100.00%



         Source: A.M. Best's Aggregates and Averages, 1994

                                  PROJECT AUTO

                          Private Auto Customer Segment



                          Composition of
                          Premiums 1994                Expected Growth
                          --------------               ---------------
Customer Segment         Existing    New            P-I-F       Premiums
                         --------    ---            -----       --------
Preferred Risk             91%       71%             6%            10%


Standard Risk               5        22             25             29


Non-Standard Risk           3         7             48             53
                          ----      ----            ---            ---
                          100%      100%             8%            12%

                                  PROJECT AUTO

                    1994 Direct Premiums Written By State(1)
                                ($ in thousands)


                                             Direct                 %
                                             Premiums               of
Rank  State                                  Written                Total

1     New York                               $  541,352             21.7%
2     Florida                                   335,778             13.5
3     Maryland                                  286,505             11.5
4     Virginia                                  217,765              8.7
5     Texas                                     161,041              6.5
6     California                                100,942              4.1
7     Connecticut                                95,991              3.9
8     Georgia                                    92,456              3.7
9     Louisiana                                  67,910              2.7
10    District of Columbia                       51,896              2.1
                                             ----------             ----

      Total Top 10 States                     1,951,636             78.4
      All Other States                          537,377             21.6
                                             ----------            -----

      Total 1994 Direct Premiums Written     $2,489,013            100.0%
                                             ==========            =====


      Note:  (1) Source: Schedule T - 1994 Statutory Annual Statement.

                                  PROJECT AUTO

                            Private Auto Distribution




Distribution Channel                             Comments


Direct    -Referrals         o        60% of new sales are from referral

          -Mail              o        Engine of growth in 80's; response
                                      rate slowed in early 90's

          -TV (Cable)        o        New program in 1994; very
                                      successful.  Could allow faster growth

          -Internet          o        Experimental stages, but interesting
                                      long-term prospects



Agent     -"GFR"s            o        97 GFR's operate in 33 states:
                                      focused on military and related
                                      civilian populations

                                  PROJECT AUTO

                          Summary Financial Information
                                      ($MM)




                                               Average/CAGR      P&C Company
                                                 to 1994             Plan
                                             ----------------    -------------
GAAP-Aggregate      12/31/94     6/30/95     10-Year   5-Year    Early   Later
--------------      --------     -------     -------   ------    -----   -----

Net Premiums        $2,476.3    $1,347.6       8.9%    10.0%      12.0%   6.0%
  Earned

Total Revenues       2,716.0     1,470.2       7.4      9.2%      --      --

Net Operating
Earnings(1)            199.4       109.9       7.0      1.3       --      --

Common Book
Value                1,445.9      1658.1      13.4     11.2       --      --

Long-Term Debt         391.4       431.2       4.9      10.5      --      --

ROAE(%)                 13.4        13.3      17.3      14.9      --      --



GAAP-Per Share
--------------
Net Operating
Earnings (1)(2)     $   2.85    $   1.62      10.2%      3.3%     --      --

Dividends               1.00        0.54      18.2      25.0      --      --

Common Book
Value                  21.17       24.44      16.5      13.1      --      --

Statutory
Summary
---------
Loss Ratio              82.1%       83.8%     82.4%     81.7%    82.6%   85.8%

Expense Ratio           14.3        13.1      15.6      15.6     13.2    10.0

Combined Ratio          96.4        96.9      98.0      97.3     95.8    95.8

NPW/Surplus             2.45x        N.A.      2.11x     2.12x    2.50x  2.70x




Notes:  (1)  Realized gains have been subtracted using a 35% tax rate.
        (2)  Computed using weighted average shares.

                                  PROJECT AUTO

                        Opportunities and Risks vs. Plan


OPPORTUNITIES TO EXCEED PLAN        RISKS TO ACHIEVING PLAN

Growth                              Limitations on growth as public company

o  Fully leverage cable-TV          o  1% faster growth cuts EPS by about
o  Fine-tune programs to "quote        2.5% in year one
   all callers"                     o  Acceleration imperils control of
o  Establish new geographies           overall business
o  In long-term future, new         o  Constraints on senior claims
   electronic distribution             personnel
                                    o  Investment spending required to boost
                                       growth more than 2-3%

Competitive Environment             Achievement of expense reductions

o  Competitors may not achieve      o  Plan calls for 10% expense ratio vs.
   rate reductions as a result         13.2% today
   of expense reductions assumed
   in plan, allowing Auto to        Control of fast-growing standard/
   achieve better loss ratios       non-standard segments


                                    Industry environment now unusually
                                    favorable

                                    o  Regulation
                                    o  Inflation

                                    Catastrophes in next 2-3 years

                                        B

            [Graph depicting GEICO Corporation's Annotated
                  Trading History from 1994-Present]

        [Graph depicting GEICO Corporation's Ten Year Trading
                 History, charted against the S&P 500]

            [Graph depicting GEICO Corporation's Historical
                        Price/Volume Analysis]

        [Graph depicting the Ten Year Price/Earnings Analysis for the Property & Casualty Insurance Industry]

     [Graph depicting GEICO Corporation's Relative Price/Earnings
      Ratio v. an index of Property & Casualty Insurers and the
                 S&P 500 Index Price/Earnings Ratio]

       [Graph depicting the Ten Year Price/Book Ratio for GEICO
    Corporation, an Index of Property & Casualty Insurers and the
                            S&P 500 Index]

                                  C

                                                                PROJECT AUTO
                                                   Analysis of Institutional Shareholdings
                                             Total Equity
                                  Equity     Assets Under             Current         Cumulative  Weighted    Report
    Institution                 Orientation   Management   Change     Holdings  %TSO     %TSO     Av. Yield    Date

Berkshire Hathaway, Inc.         Strategic         11.3          0  34,250,000  50.4%    50.4%       1.7%     6/30/95

Tukman Capital Management Inc.   Value              1.8    132,200   4,228,231   6.2%    56.7%       2.5%     6/30/95

Riggs National Bank (DC)         N/A                0.8          0   1,864,739   2.7%    59.4%       2.7%     6/30/95

Stein Roe & Farnham              Growth             5.6   (163,050)    915,342   1.3%    60.8%       1.9%     6/30/95

Spears Benzak Salomon            N/A                2.1    (12,420)    635,373   0.9%    61.7%       2.1%     6/30/95

Wells Fargo Inst Trust NA        Index             85.9     (8,401)    593,018   0.9%    62.6%       2.7%     3/31/95

College Retire Equities          Index, Growth     41.2     (3,100)    476,310   0.7%    63.3%       2.6%     3/31/95

California Public Employee       Index             21.4      1,500     399,600   0.6%    63.9%       2.6%     3/31/95
Retirement

Bankers Trust NY Corp.           Index, Growth     69.3     (4,700)    384,715   0.6%    64.4%       2.7%     6/30/95

Lasalle National Trust N.A.      Growth             4.1     (8,140)    339,579   0.5%    64.9%       2.5%     6/30/95

California State Teachers        Index             18.5      6,500     264,036   0.4%    65.3%       2.5%     3/31/95
Retirement

State Street Boston Corp.        Index             63.4     21,500     233,100   0.3%    65.7%       3.0%     6/30/95

Mellon Bank Corporation          Index, Value      57.8     (1,350)    205,025   0.3%    66.0%       2.7%     3/31/95

Anb Investment Mgmt & Tr         N/A               N/A       7,500     191,000   0.3%    66.3%       N/A      6/30/95


                                                                PROJECT AUTO
                                                   Analysis of Institutional Shareholdings
                                             Total Equity
                                  Equity     Assets Under             Current         Cumulative  Weighted    Report
    Institution                 Orientation   Management   Change     Holdings  %TSO     %TSO     Av. Yield    Date

First Union Corporation         Value               9.2     (18,240)  178,500   0.3%     66.5%       3.4%     6/30/95

Capital Guardian Trust          Value              15.7    (334,100)  176,700   0.3%     66.8%       2.2%     6/30/95

Robert Fleming (Flem Capital)   N/A                 1.4     (25,767)  171,333   0.3%     67.0%       1.4%     6/30/95

Segall Bryant & Hamill          N/A                 N/A      (9,150)  169,500   0.2%     67.3%       N/A      3/31/95

Century Capital Mgmt Inc        N/A                 N/A           0   167,000   0.2%     67.5%       N/A      6/30/95

Selected Venture Advs LP        N/A                 1.6     151,100   151,100   0.2%     67.7%       2.1%     6/30/95

Blair WM & Co. Investment       Growth              2.4     150,200   150,200   0.2%     68.0%       1.2%     6/30/95
Management

Vontobel USA Inc.               N/A                 0.1      68,300   131,400   0.2%     68.2%       2.2%     3/31/95

Morgan J P & Company, Inc.      Growth             34.8      17,400   131,235   0.2%     68.4%       2.5%     6/30/95

Primecap Management Company     Growth              2.1       6,500   130,000   0.2%     68.5%       1.3%     6/30/95

Reed, Conner & Birdwell         N/A                 0.3       3,100   108,675   0.2%     68.7%       2.8%     6/30/95

Wilshire Assoc Inc              Index               7.5      22,000    93,000   0.1%     68.8%       3.3%     6/30/95

Southern Fiduciary Group        N/A                 0.1      (2,200)   91,724   0.1%     69.0%       1.8%     6/30/95

New York State Teachers         Index              21.7           0    73,600   0.1%     69.1%       2.9%     6/30/95
Retirement


                                                                PROJECT AUTO
                                                   Analysis of Institutional Shareholdings
                                             Total Equity
                                  Equity     Assets Under             Current            Cumulative  Weighted   Report
    Institution                 Orientation   Management   Change     Holdings    %TSO     %TSO     Av. Yield    Date

Yacktman Asset Management Co.   N/A                0.3         (900)      67,000   0.1%    69.2%       2.9%     6/30/95

Nationsbank Corporation         Growth             15.2      (3,610)      60,800   0.1%    69.3%       3.0%     6/30/95

Fiduciary Trust Company         Growth             6.4        7,200       60,415   0.1%    69.4%       2.3%     3/31/95
International.

Comerica, Inc.                  Growth             11.3           0       60,350   0.1%    69.5%       2.5%     3/31/95

Weitz, Wallace R & Co.          N/A                0.3            0       59,200   0.1%    69.5%       1.4%     6/30/95

Oak Value Capital Mgmt          N/A                N/A       58,775       58,775   0.1%    69.6%       N/A      6/30/95

Bank of New York                Value              9.1       (2,135)      53,900   0.1%    69.7%       2.7%     6/30/95

Weiss Peck & Greer              Growth             3.7            0       52,750   0.1%    69.8%       1.4%     3/31/95

Barnett Banks Trust Co.         Growth, Value      2.3            0       49,610   0.1%    69.9%       3.0%     6/30/95

Barclays Bank PLC               Index              2.7            0       48,815   0.1%    69.9%       2.8%     3/31/95

Gardner Investments             N/A                0.3       (1,000)      46,962   0.1%    70.0%       2.0%     3/31/95

Chase Manhattan Corp.           Growth, Index      7.1            0       43,500   0.1%    70.1%       2.7%     6/30/95



Top 40 Institutions                                          55,512   47,566,112  70.1%

Remaining 85 Institutions                                  (112,117)     899,362   1.3%
                                                           ----------------------------


                                                                PROJECT AUTO
                                                   Analysis of Institutional Shareholdings
                                             Total Equity
                                  Equity     Assets Under             Current            Cumulative  Weighted   Report
    Institution                 Orientation   Management   Change     Holdings    %TSO     %TSO     Av. Yield    Date

Total Institutional Holdings                               (56,605)   48,465,474   71.4%
                                                           ========
Other Holdings                                                        19,424,526   28.6%
                                                                      ----------   -----
Total Shares Outstanding                                              67,890,000  100.0%
                                                                      ==========  ======




Summary of Latest 13-F Reports
32 Institutions increased holdings, of which 7 were new investors.
36 Institutions decreased holdings, of which 2 eliminated their positions. 57 Institutions held their positions.

Index funds representing 6.0% of Total Insitutional Shares Outstanding.

                                        D

                             PROJECT AUTO

                   Summary of Wall Street Research



                           Earnings Forecasts/Original

Date             Firm                    1995E      1996E       Recommendation


07/17/95     Paulsen Dowling             $3.15      $3.30            --
                                          3.25       3.50

07/17/95     Conning & Co.                3.25       3.85            --
                                          3.50

07/14/95     Prudential Securities        3.25       3.65           Hold
                                          3.60       3.45

07/14/95     Merrill Lynch                3.35       3.70            --
                                          3.50

08/18/95     Morgan Stanley               3.35       3.60           Neutral
                                          3.55

07/05/95     Fox-Pitt                     3.25       3.55            --
                                          3.10       3.25

06/30/95     DLJ Securities               3.40       3.65            --
                                          3.50

05/16/95     Company Estimate             3.33

               Mean (1)                   3.29       3.61
                                          3.43       3.40

               Median (1)                 3.25       3.65
                                          3.50       3.45

Note:        (1) Does not include Company Estimate.

                             SECTION III

                                  A

                                  PROJECT AUTO

                                     Summary
                     ($ in Millions, except per share data)

I. Public Market Trading (1)

   Analysis of Selected Publicly-Traded Property & Casualty Insurance
    Companies





                                       AUTO          Public Market     AUTO
                                       Corp.         Multiple Range    Corp. <F4>  Relevant Multiple Range    Implied Range
1995E Net Operating Income (2)     $ 224.4 (5)     9.0 x -   16.8 x   16.8 x        14.3 x -       16.8 x    $3,209 - $3,770
1996E Net Operating Income (3)       253.2 (5)     8.4   -   15.2     15.2          12.6   -       15.2       3,190  - 3,849
06/30/95 GAAP Equity               1,658.1         1.08  -    2.38     2.33          2.00   -       2.38      3,316  - 3,946


                                                                       Public Market Reference Range         $3,200 - $3,850
                                                                                  Per Share (6)              $47.25 - $56.85




Notes:

(1) Relevant comparable companies include Allstate, Cincinnati Financial, Ohio Casualty, Progressive and SAFECO.
(2)  Based on Company estimate of $3.33 per share.
(3)  Based on 1996 IBES estimate as of August 19, 1995.
(4)  Auto Corporation multiples as of August 18, 1995.
(5) Auto Corp. retains an unusually large portfolio of equity investments at the Parent Company, which management views as capital available to support the insurance operations in the event of a catastrophe. The negative effect on current operating income of this policy (relative to investing in bonds) closely offsets the cost of purchasing catastrophe cover in the reinsurance market, which the Company has chosen to forgo since Hurricane Andrew. As a result, no adjustment to operating earnings has been made. (6) Based on primary shares outstanding of 67,719,710 as of 6/30/95.

                                 -20-

                                  PROJECT AUTO

                                     Summary
                     ($ in Millions, except per share data)


II. Premiums over Publicly-Traded Companies

                  Assumed Public Market Range<F1>:     $3,200       -   $3,850

                  Premium:   20.0%                    $3,840       -    $4,620
                             30.0%                     4,160       -     5,005
                             40.0%                     4,480       -     5,390
                             50.0%                     4,800       -     5,775

                  M&A Market Reference Range          $4,200       -    $5,000
                  Add: Option Proceeds                   108       -       108
                                                       -----             -----
                              Total                   $4,308       -    $5,108
                                      Per Share<F2>   $61.76       -    $73.22


III. Precedent M&A Transaction
      Analysis of Selected M&A Transactions in the Property & Casualty Insurance Industry


                      Auto     Acquisition
                      Corp.    Multiple Range  Relevant Multiple Range  Implied Range
                      ----     --------------  -----------------------  -------------
                                                15.0 x - 21.0 x         $3,366 - $4,712
1995E Net
 Operating Income(3)   $224.4  6.5 x - 25.4x     2.50 x - 3.00           4,145 -  4,974
6/30/95 GAAP Equity   1,658.1  0.80  - 3.23    Acquisition Reference    $3,600 - $4,800
                                                  Range
                                               Add: Option Proceeds        108 -    108
                                                                         -----    -----
                                                     Total              $3,708 - $4,908
                                                       Per Share(2)     $53.16 - $70.36

IV. Discounted Cash Flow Analysis(4)
    Present Value of Future Cash Flows

       Terminal GAAP Net Income
          Multiple
     Discount
     Rate   15X    16x      17x     Four Companies DCF Range  $3,845 - $4,196
     ----   ---    ---      ---
      11%   $4,151  $4,343  $4,535   Plus Other Adjustments(5)    370 -    370
      12%    3,845   4,020   4,196   Add: Option Proceeds         108 -    108
                                                                -----    -----
      13%    3,566   3,727   3,887        Total                $4,323 - $4,674
                                                Per Share(2)   $61.97 - $67.00



Notes:
(1)  Relevant comparable companies include Allstate, Cincinnati
Financial, Ohio Casualty, Progressive and SAFECO.
(2) Based on 69,762,040 fully diluted shares outstanding.
(3) Based on Company estimate of $3.33 per share.
(4) Base case as of 12/31/95.
(5) Reflects adjustments for dividends, reserve redundancies, the life insurance operations, GEFCO, the Resolute Group and other adjustments at the Parent Company.

                                        B

                             PROJECT AUTO
     ------------------------------------------------------------
                               Summary
                ($ in Millions, except per share data)


II. Premiums over Publicly-Traded Companies

                 Assumed Public Market Range(1):      $3,200      -    $3,850
                                                      ------           ------
                 Premium:        20.0%                $3,840      -    $4,620
                                 30.0%                 4,160      -     5,005
                                 40.0%                 4,480      -     5,390
                                 50.0%                 4,800      -     5,775

                 M&A Market Reference Ranges          $4,200      -    $5,000
                  Add: Option Proceeds                   108      -       108
                                                         ---              ---
                                 Total                $4,308      -    $5,108
                                  Per Share(2)        $61.76      -    $73.22


III. Precedent M&A Transaction
         Analysis of Selected M&A Transactions in the Property &
         Casualty Insurance Industry



                                    Auto     Acquisition
                                    Corp     Multiple Range            Relevant Multiple Range            Implied Range
                                    ----     --------------            -----------------------            -------------
                                                                       15.0 x - 21.0 x                    $3,366 - $4,712
1995E Net                           $224.4  6.5 x - 25.4x               2.50  - 3.00                       4,145 -  4,974
 Operating Income(3)                1,658.1 0.80  - 3.23                                                  $3,600 - $4,800
6/30/95 GAAP Equity                                                    Acquisition Reference                 108
                                                                       Add: Option Proceeds               $3,708 - $4,908  108
                                                                                Total                     $53.16 - $70.36
                                                                                  Per Share(2)


IV. Discounted Cash Flow Analysis(4)
    Present Value of Future Cash Flows
 Discount  Terminal GAAP Net Income Multiple
 Rate      15X    16x     17x    Four Companies DCF Range  $3,845 - $4,196
 11%     $4,151 $4,343  $4,535    Plus Other Adjustments(5)    370 -    370
 12%      3,845  4,020   4,196    Add: Option Proceeds         108 -    108
 13%      3,566  3,727   3,887             Total            $4,323 - $4,674
                                          Per Shares(2)     $61.97 - $67.00


Notes:
(1) Relevant comparable companies include Allstate, Cincinnati Financial, Ohio Casualty, Progressive and SAFECO.
(2) Based on 69,762,040 fully diluted shares outstanding.
(3) Based on Company estimate of $3.33 per share.
(4) Base case as of 12/31/95.
(5) Reflects adjustments for dividends, reserve redundancies, the life insurance operations, GEFCO, the Resolute Group and other adjustments at the Parent Company.

                                  B


                             PROJECT AUTO
                           Multiple Matrix
                ($ in Millions, except per share data)




                                                               Equity as a Multiple of
                                                              -----------------------------
                                                                 GAAP Net Operating Income
                                                              -----------------------------

                    %                                                                          Equity
       Market    Premium    Fully                  Adjusted      1994     1995E     1996E     06/30/95
       Share       to      Diluted     Option     Transaction    ----     -----     -----     --------
      Price(1)  Market(2)  Shares    Proceeds(3)    Value(4)    $199.4    $224.4    $253.2    $1,658.1
      --------  ---------  ------   ------------   --------     ------    ------    ------    --------

      $54.00      -4.4%     69.8      ($108.3)     $3,659       18.3 x    16.3 x    14.5 x    2.21 x

      $56.00      -0.9%     69.8      ($108.3)     $3,798       19.0      16.9      15.0       2.29

      $58.00       2.7%     69.8      ($108.3)     $3,938       19.7      17.5      15.6       2.37

      $60.00       6.2%     69.8      ($108.3)     $4,077       20.4      18.2      16.1       2.46

      $62.00       9.7%     69.8      ($108.3)     $4,217       21.1      18.8      16.7       2.54

      $64.00      13.3%     69.8      ($108.3)     $4,356       21.8      19.4      17.2       2.63

      $66.00      16.8%     69.8      ($108.3)     $4,496       22.5      20.0      17.8       2.71

      $68.00      20.4%     69.8      ($108.3)     $4,636       23.2      20.7      18.3       2.80

      $70.00      23.9%     69.8      ($108.3)     $4,775       23.9      21.3      18.9       2.88

      $72.00      27.4%     69.8      ($108.3)     $4,915       24.6      21.9      19.4       2.96



Notes:

(1)  Based on primary shares outstanding of 67.9 million.
(2)  Market price of $56.50 as of August 21, 1995.
(3) Based on the exercise of 1.9 million stock options for $101.1 million and 103,227 Performance Award shares for $7.2 million as of July 1, 1995.
(4)  Equity after the deduction of option proceeds


                                       C


                                  PROJECT AUTO
-----------------------------------------------------------------------------
          Trading Comparison of Selected Property/Casualty Insurers(1)
                           $MM, except per share data




                                          Current Price                                 5-Year

                     Market   Current    as % of 52-Week       Earnings Per Share       I/B/E/S
                                         ---------------       ------------------
                     Value    Price     High       Low     1994A     1995E     1996E   Growth
                     -----    -----     ----       ---     -----     -----     -----   ------


       AUTO          $ 3,861  $56.88     95.8%    119.4%    $3.30     $3.38     $3.73    11.5%

 P/C INSURERS
 ------------
   Allstate(2)(4)    $14,144  $31.50     94.4%    139.2%    $2.70     $3.50     $3.75    11.0%

   Cincinnati Fin.     2,796   52.75     90.6     120.4      3.64      3.85      4.20    10.0

   Ohio Casualty(4)    1,138   31.63     92.3     117.1      3.54      2.80      3.30     8.5

   Progressive         2,927   40.75     96.7     126.4      3.40      2.85      3.24    14.0

   SAFECO              3,739   59.38     99.2     127.0      4.94      5.33      6.20    10.0

               MEAN                      94.6%    126.0%                                 10.7%
             MEDIAN                      94.4     126.4                                  10.0



                                   Price as a Multiple of                    Return
                        GAAP Earnings                      1994 Statutory    on Avg. Dividend
                        --------------                    ----------------
                     1994A     1995E    1996E  GAAP Book  Net Gain  Surplus   Equity    Yield
                     -----    ------    -----  ---------  --------  -------   ------   -------


       AUTO          17.2 x    16.8 x   15.2 x    2.33 x    18.3    3.71(3)    14.3%     1.9%

 P/C INSURERS
 ------------
   Allstate(2)(4)    11.7 x     9.0 x    8.4 x    1.47 x     NM      2.16      13.1%     2.5%

   Cincinnati Fin.   14.5      13.7     12.6      1.24      20.1     2.80       9.6      2.6

   Ohio Casualty(4)   8.9      11.3      9.6      1.22       NM      1.72      13.9      4.8

   Progressive       12.0      14.3     12.6      2.38      12.7     3.16      22.4      0.5

   SAFECO            12.0      11.1      9.6      1.08      14.1     2.48       9.5      3.6

           MEAN      11.8 x    11.9 x   10.5 x    1.48 x    15.6 x   2.47 x    13.7%     2.8%

        MEDIAN       12.0      11.3      9.6      1.24      14.1     2.48      13.1      2.6



  Notes:     (1) Financial data as of 6/30/95, unless otherwise stated.
                 Market data as of 8/18/95.  Estimates are from IBES as
                 of 8/19/95.
             (2) Before catastrophe charges for the Northridge earthquake of $1.63 billion pre-tax ($1.06 after-tax)
             (3) Based on consolidated policyholders' surplus.
             (4) Financial data as of 3/31/95.



                                  PROJECT AUTO
          Credit Statistics of Selected Property/Casualty Insurers(1)




                         Best's     Credit Ratings (Moody's/S&P)     1994 NPW/   EBITDA/       Long Term Debt/
                       Rating(2)   Claim Paying(2)     Senior Debt    Surplus   Interest    Book Cap(3) Mkt Cap(4)
                       ---------   ---------------     -----------    -------   --------    ----------- ----------

     AUTO                A++         Aa1 / AAA           Aa3 / AA       2.32       11.8       20.4         9.9

     Allstate(7)         A-          Aa3 / AA            A2 / A         2.49 x     25.9 x      8.3%        5.8%
     Cinncinnati Fin.    A++         nr / AA+            A2 / AA-       2.80        NA        10.9         9.0
     Ohio Casualty(7)    A+          nr / AA-            nr / nr        0.92      134.7(6)     7.0         5.8
     Progressive         A++         A1 / BBBq           A3 / A+        2.65        7.5       33.9        18.3
     SAFECO              A++         Aa1 / AAA           Aa3 / AA       1.48        5.7       13.2        12.3

          MEAN                                                          2.07x      13.0 x     14.7%       10.2%
          MEDIAN                                                        2.49        7.5       10.9         9.0


                                  Total Debt /
                             ------------------------       R.E. & Mortg.
                              Adjusted       Adjusted       as % of Tot.    Dividend    Payout
                             Book Cap(3)     Mkt Cap(4)     Inv. Assets      Yield      Ratio
                             -----------     ----------     -----------    --------    ------

     AUTO                     20.4             9.9             0.0            1.9       32.7
     Allstate(7)               8.3%            5.8%            8.2%           2.5%      28.9%
     Cinncinnati Fin.         10.9             9.0             0.0            2.6       37.3
     Ohio Casualty(7)          7.0             5.8             0.0            4.8       43.0
     Progressive              33.9            18.3             0.0            0.5        6.5
     SAFECO                   17.3            16.2             6.2            3.6       42.9

          MEAN                15.5%           11.0%            2.9%           2.8%      31.7%
          MEDIAN              10.9             9.0             0.0            2.6       37.3



Notes:   (1) Financial data as of 6/30/95, unless otherwise stated.
             Market data as of 8/18/95.
         (2) Rating applies to company's principal operating company or pool.
         (3) Book capitalization is the sum of long term debt, common and preferred equity; adjusted book capitalization includes short term debt.
         (4) Market capitalization is the sum of long term debt, preferred stock and the market value of common stock; adjusted market capitalization includes short term debt.
         (5) Commercial paper program is Allmerica's only debt.
         (6) Excluded from mean calculation.
         (7) Financial data as of 3/31/95.


                                       D


                                  PROJECT AUTO
-----------------------------------------------------------------------------
             Premiums Paid in Selected Auto Insurance Transactions


                                            Price Paid as a Multiple of Acquiree
                                                       GAAP/Statutory

Announcement                        Aggregate       Net        Book       Net      Market    ROAE of
Date          Acquiree/Acquiror       Value        Income      Value    Premiums   Value     Acquiree  Comments
------------  -----------------     ---------      ------      -----    --------   ------    --------  --------

04/27/95      Viking Insurance         $106.0       11.6x      1.26x     69.6%       N.A.    10.34%    The Company specializes
              Holdings, Inc. (a                     10.7       1.29      69.6                          in providing monthly
              subsidiary of Talegen                                                                    insurance policies to the
              Holdings)/Guaranty                                                                       non-standard automobile
              National Corp.                                                                           market through
                                                                                                       independent insurance
                                                                                                       agents in 18 states.

01/12/95      Victoria Financial         55.3        NM        2.03       N.A.      2.27x     1.1      The Company is primarily
              Corp./USF&G Corp.                     22.7       2.68       N.A.                         an Ohio non-standard auto
                                                                                                       insurer.  The company has
                                                                                                       acquired licenses recently
                                                                                                       to issue insurance in
                                                                                                       another 17 states and the
                                                                                                       District of Columbia.

07/28/94      Bankers and Shippers      142.0        N.A.      N.A.       N.A.       N.A.     N.A.     The Company writes and
              (A Sub. of Travelers)/                21.9       2.21      76.7                          retains non-standard auto
              Integon Corp.                                                                            policies to compete in
                                                                                                       personal line niche
                                                                                                       markets.

07/07/94      National Corp./            27.9(1)   11.28       3.05      52.4        N.A.    29.28     The Company specializes
              Guardian Royal                        8.0        1.58      54.3                          in motorcycle and non-
              Exchange PLC                                                                             standard automobile
                                                                                                       liability and physical
                                                                                                       damage liability
                                                                                                       insurance.

1/31/94       Armco Inc. Insurance       85.0       7.2        N.A.      N.A.        N.A.     N.A.     Armco's operations sold
              Operations/Vik                        N.A.       0.90      N.A.                          mainly auto (41%), workers
              Brothers Insurance,                                                                      compensation (22%) and
              Inc.                                                                                     commercial mutiperil
                                                                                                       (19%) insurance.

11/23/93      Federal Kemper Insurance  105.0       N.A.       N.A.      N.A.        N.A.     N.A.     The Company predominantly
              Co. (Sub. of Kemper                  11.5        1.62      83.7                          writes automobile
              Corp.)/Anthem P&C                                                                        insurance in the mid-
              Holdings (Sub. of                                                                        Atlantic and midwestern
              Associated Group)                                                                        regions.


11/19/93      American Ambassador       100.0       9.5        1.23     113.6        N.A.     N.A.     The Company writes full
              Casualty Co. (Sub.                   10.3        1.63     115.2                          coverage non-standard
              of Allianz)/Guardian                                                                     private passenger
              Royal Exchange PLC                                                                       automobile insurance.



                                      -25-

--------
Note:
(1) All values converted from British pound to US Dollar at an exchange rate of 0.682 pound/dollar.



                                  PROJECT AUTO
             Premiums Paid in Selected Auto Insurance Transactions
                                  (continued)





                                                   Price Paid as a Multiple of Acquiree
                                                               GAAP/Statutory

Announcement                                Aggregate     Net    Book      Net     Market  ROAE of
   Date          Acquiree/Acquiror            Value     Income   Value  Premiums   Value   Acquiree          Comments
------------     -----------------          ---------   ------   -----  --------   ------  --------          --------

  07/02/93     Economy Fire & Casualty Co.   $420.0      21.0x   1.37x    104.7%    N.A.    9.19%    The Company principally
               (Sub. of Kemper Corp.)/                   19.2     1.79     103.0                     writes personal lines
               St. Paul Cos.                                                                         insurance, emphasizing
                                                                                                     private passenger automobile
                                                                                                     and homeowners coverage.

  03/18/93     Leader National Insurance co.   38.0       8.8    1.00      44.2     N.A.    9.95     The Company primarily writes
               (Sub. of Dyson-Kissner-Moran              N.A.    1.36      45.4                      insurance for substandard
               Corp.)/                                                                               automobile risks, motorcycles
               Penn Central Corp.                                                                    and some commercial vehicles.
               (51% owned by American
               Financial Corp.)

  04/23/92     Chandler Insurance Co., Ltd.    48.8      25.4    0.81      34.6    1.27x    3.15     The Company's P&C and
               (Loc. in Caymen Islands.)/                25.8    1.91      N.A.                      reinsurance subsidiaries
               Chandler Management                                                                   primarily write automobile
                                                                                                     liability, workers'
                                                                                                     compensation and surety
                                                                                                     insurance.

  02/18/92     Global Insurance Company/        8.9      N.A.    0.80      N.A.    N.A.     N.A.     The Company reinsures small
               Lawrence Insurance Group                   9.6    0.67      39.8                      to medium size insurance
                                                                                                     companies.  The Company
                                                                                                     additionally writes auto
                                                                                                     liability and auto physical
                                                                                                     insurance.

  10/31/91     Shelby Insurance Company       125.0      N.A.    N.A.      N.A.    N.A.     N.A.     The Company writes auto
               (Sub. of Allegheny Corp.)/                N.A.    2.13     101.5                      liability, auto physical,
               The Associated Group                                                                  commercial multi-peril and
                                                                                                     homeowners insurance.

  10/12/90     Atlanta/Windsor/Stonewall/     335.0      10.7    1.93      N.A.    N.A.    19.50     The Company writes high
               Penn Central Corp.                        14.8    2.56      98.0                      risk auto insurance.

  03/12/90     General Casualty Cos./         630.0      24.5    2.50      N.A.    N.A.     N.A.     The Company primarily
               Winterthur Insurance Co.                  15.0    3.41     220.1                      writes auto liability, auto
                                                                                                     physical, commercial multi-
                                                                                                     peril and workers'
                                                                                                     compensation insurance.

  09/29/89     Mid-Continent Casualty          80.0      N.A.    N.A.      N.A.    N.A.     N.A.     The Company primarily writes
               (Sub. of Great American                   11.2    2.00     106.9                      worker's compensation, auto
               Communications)/                                                                      liability and auto physical
               American Financial                                                                    insurance.
               Corporation



                                  PROJECT AUTO
             Premiums Paid in Selected Auto Insurance Transactions
                                  (continued)




                                                   Price Paid as a Multiple of Acquiree
                                                                GAAP/Statutory

Announcement                                Aggregate     Net    Book      Net     Market  ROAE of
   Date          Acquiree/Acquiror            Value     Income   Value  Premiums   Value   Acquiree  Comments
------------     -----------------          ---------   ------   -----  --------   ------  --------  --------

  08/09/88     Farmers Group, Inc./         $5,250.0     17.2x   3.23x     N.A.     1.38x   18.82%   The Company primarily writes
               BATUS Inc.                                38.6    2.99     100.7x                     personal automobile
               (Sub. of BAT Industries                                                               coverages.  The Company
               PLC.)                                                                                 additionally writes multiple
                                                                                                     lines of business for select
                                                                                                     commercial risks.

  06/10/88     Guaranty National             108.4(2)     6.5    1.64      82.5     1.07     25.30   The Company principally
               Corporation/                               7.6    1.78     104.3                      writes non-standard
               Orion Capital Corp.                                                                   automobile insurance risks,
                                                                                                     general liability insurance
                                                                                                     and general property
                                                                                                     insurance.

                                  High      $5,250.0     25.4x   3.23x    113.6%    2.27x    29.28%
                                                         38.6    3.41     220.1

                                  Low           $8.9      6.5    0.80x     34.6%    1.07      1.10%
                                                          7.6    0.67      39.8

                                  Mean        $450.9     14.0    1.7x      71.7%    1.50     14.0%
                                                         16.2    1.9       94.2

                                  Median      $105.0     11.2    1.5       69.6%    1.33     10.3%
                                                         13.2    1.8       99.4



Note:  (2)  As of September 9, 1988 (the Record Date for the acquisition,)
            there were 12,388,987 shares outstanding.  Orion already owned
            49.7% and purchased the remaining 6,234,237 shares it didn't own.
            The aggregate value is based on the company buying 100% of the Company.

                                      -27-

    [Bar Graph depicting Premiums Paid For U.S. Public Targets and
             Precent Premium to Unaffected Market Price]

        [Bar Graph depicting Premiums Paid in Selected Squeeze
               Out Transactions from 1984 - April 1994]

                                       E

                                PROJECT AUTO
                     Summary of Assumptions - Base Case
                       Discounted Cash Flow Analysis



Statutory Income Statement


o Gross Premiums Written:    12.7% growth in 1995; 12% from 1996 to 2000;
                               6% thereafter
o Combined Ratio:            95.8% from 1995 to 2005
o Loss Ratio:                Increases from 82.6% in 1995 to 85.8% in 2000;
                               85.8% thereafter
o Expense Ratio:             Declines from 13.2% in 1995 to 10% in 2000;
                               10% thereafter


Dividend Constraints

o Maximum NPW/Surplus:       2.5x in 1995; 2.6x in 1996; 2.7x in 1997
                               and thereafter

Asset Allocation/Investment Yields

o Asset allocation of new funds:    Taxables - 27.7%; Municipals - 70.0%;
                                    Short-term Investments - 2.3%;
o New Investment Yields:            Current market for all years after 1995;
                                    1995 reconciled to Company estimates

                             PROJECT AUTO
                     Component Summary - Base Case
                ($ in millions, except per share data)




                                                   Aggregate Range
                                                   ---------------
Subsidiaries:
------------

Property & Casualty Group(1)                     $3,845.0  -    $4,195.8

   1995 Dividend(2)                                 120.7  -       120.7

   Present Value of Catastrophe Cover               (30.0) -       (30.0)

Life Insurance Operations(3)                          3.7  -         3.7

GEFCO(3)                                              7.9  -         7.9

Resolute Group(4)                                    21.6  -        21.6

Parent Company:(5)
-----------------
Shareholders' Equity                    $1,658.1

   Less: Investment in GEICO             1,247.3
   Less: Investments in other affiliates   192.1
   Add: ESOP bank loan                      65.0

         Equity (net of subsidiaries):              $283.7  -      $283.7

Other Adjustments
-----------------
Plus: Reserve Redundancy(6)                           60.0  -        60.0
Less: 1995 Dividend from subsidiaries(7)             (60.0) -       (60.0)
Less: 1995 Dividend Paid Prior to Close(8)           (37.7) -       (37.7)
         Sub-total                                $4,214.8  -    $4,565.6

Plus: Option Proceeds(9)                             108.3  -       108.3

         Total                                    $4,323.2  -    $4,673.9

         Per Share Value(10)                        $61.97  -     $67.00



Notes: (1) Discounted cash flow analysis as of 12/31/95 assuming a 12%
           discount rate and a terminal multiple of 15.0x to 17.0x
       (2) Based on net premiums written to surplus constraint of 2.5x.
       (3) Operations included at stockholders' equity as of 6/30/95.
       (4) GAAP stockholders' equity as of 6/30/95.
       (5) Parent Company financial data as of 6/30/95.
       (6) Based on actuarial report as of September 30, 1994.
       (7) Company plans to dividend $20 million quarterly plus an additional $30 million related to catastrophes during 1995.
       (8) Based on quarterly dividends of $0.27 per share on fully diluted shares outstanding from 6/30/95 to 12/31/95.
       (9) Based on the exercise of 1.9 million stock options for $101.1 million and 103,227 Performance Award shares for $7.2 million as of July 1, 1995.
      (10) Based on fully diluted shares of 69.76 million shares.

                             PROJECT AUTO
                   Component Summary - Sensitivities
                ($ in millions, except per share data)


                                 Total Per Share(1)
                                Discount Rate - 12%

  Terminal Multiple:             15.0x        17.0x

Base Case                       $61.97   -   $67.00

Fast Growth Case

 o Acceleration to 16% growth
   for four years
 o Loss ratio steps up 1.5%
   points at 16% growth
 o One-time investments
   totalling $90 million from
   1996 to 1998                 $66.89   -   $73.43


Higher Expense Ratio Case

 o Expense ratio decreases
   to 12% vs. 13.2% in 1995
   and 10% in Base Case         $52.00   -   $56.75


Higher Expense Ratio and Lower
Leverage Case

 o Expenses as above
 o Maximum NPW/Surplus ratio of
   2.4x vs. 2.5x in 1995, (2.0x
   including Parent Company) and
   2.7x in Base Case            $50.80   -   $55.15



Note:  (1) Reflects discounted cash flow analysis as of
           12/31/95. Based on fully diluted shares outstanding of 69.76 million.

MORGAN STANLEY - P&C INSURANCE DCF MODEL      22-Aug-95     02:23 PM

                                                   PROJECT AUTO
                                              Discounted Cash Flow Summary
                                                       ($MM)

BASE CASE                                                                                                         Page 1

Terminal Retrospective P/E Multiple
 (based on GAAP results):                          15.0 x                          16.0 x                          17.0 x
                                      -----------------------------  -----------------------------  ------------------------------

Discount Rate:                           11.0%     12.0%      13.0%      11.0%     12.0%     13.0%       11.0%     12.0%     13.0%

Present Value of Dividends Paid
  to Holding Company                 $1,273.2  $1,214.2   $1,159.2   $1,273.2  $1,214.2  $1,159.2    $1,273.2  $1,214.2  $1,159.2
PV of Terminal Amount in Year 10      2,877.7   2,630.8    2,407.1    3,069.5   2,806.2   2,567.6     3,261.4   2,981.6   2,728.0
Total                                $4,150.9  $3,845.0   $3,566.2   $4,342.7  $4,020.4  $3,726.7    $4,534.6  $4,195.8  $3,887.2
Less:  Long Term Debt and
  Preferred Equity                        0.0       0.0        0.0        0.0       0.0       0.0         0.0       0.0       0.0
Plus:  Cash                               0.0       0.0        0.0        0.0       0.0       0.0         0.0       0.0       0.0
Total                                $4,150.9  $3,845.0   $3,566.2   $4,342.7  $4,020.4  $3,726.7    $4,534.6  $4,195.8  $3,887.2

       (Fully-Diluted Shares
          Outstanding (MM):  69.76204)
     Amount Per Share:                 $59.50    $55.12     $51.12     $62.25    $57.63    $53.42      $65.00    $60.14    $55.72

Total as a Multiple of
  12/31/95 GAAP Book Value   $1,280.1    3.24      3.00       2.79       3.39      3.14      2.91        3.54      3.28      3.04
  1995E GAAP Net Income         242.9    17.1      15.8       14.7       17.9      16.6      15.3        18.7      17.3      16.0
  1996E GAAP Net Income         266.1    15.6      14.4       13.4       16.3      15.1      14.0        17.0      15.8      14.6

Terminal Amount in Year 10           $8,171.0   $8,171.0  $8,171.0   $8,715.7  $8,715.7  $8,715.7    $9,260.5  $9,260.5  $9,260.5
Implied Perpetual Growth Rate            5.9%       6.8%      7.7%       6.2%      7.1%      8.1%        6.5%      7.4%      8.3%

Percent from Dividends                  30.7%      31.6%     32.5%      29.3%     30.2%     31.1%       28.1%     28.9%     29.8%
Percent from Terminal Amount            69.3%      68.4%     67.5%      70.7%     69.8%     68.9%       71.9%     71.1%     70.2%






MORGAN STANLEY - P&C INSURANCE DCF MODEL      22-Aug-95     02:23 PM


                                                                          PROJECT AUTO
                                                                  Discounted Cash Flow Summary
                                                                              ($MM)

FAST GROWTH CASE                                                                                                         Page 1

Terminal Retrospective P/E Multiple
 (based on GAAP results):                          15.0 x                          16.0 x                          17.0 x
                                    -----------------------------  -----------------------------  ------------------------------

Discount Rate:                        11.0%     12.0%      13.0%      11.0%     12.0%     13.0%       11.0%     12.0%     13.0%

Present Value of Dividends Paid
  to Holding Company                 $819.4    $773.6     $731.2     $819.4    $773.6    $731.2      $819.4    $773.6    $731.2
PV of Terminal Amount in Year 10    3,735.4   3,415.0    3,124.5    3,984.4   3,642.6   3,332.8     4,233.5   3,870.3   3,541.1
Total                              $4,554.8  $4,188.5   $3,855.7   $4,803.8  $4,416.2  $4,064.0    $5,052.9  $4,643.9  $4,272.3
Less:  Long Term Debt and
  Preferred Equity                      0.0       0.0        0.0        0.0       0.0       0.0         0.0       0.0       0.0
Plus:  Cash                             0.0       0.0        0.0        0.0       0.0       0.0         0.0       0.0       0.0
Total                              $4,554.8  $4,188.5   $3,855.7   $4,803.8  $4,416.2  $4,064.0    $5,052.9  $4,643.9  $4,272.3

       (Fully-Diluted Shares
          Outstanding (MM):  69.76204)
     Amount Per Share:               $65.29    $60.04     $55.27     $68.86    $63.30    $58.26      $72.43    $66.57    $61.24

Total as a Multiple of
  12/31/95 GAAP Book Value   $1,280.1  3.56      3.27       3.01       3.75      3.45      3.17        3.95      3.63      3.34
  1995E GAAP Net Income         242.9  18.8      17.2       15.9       19.8      18.2      16.7        20.8      19.1      17.6
  1996E GAAP Net Income         234.2  19.4      17.9       16.5       20.5      18.9      17.4        21.6      19.8      18.2

Terminal Amount in Year 10        $10,606.4  $10,606.4 $10,606.4  $11,313.5 $11,313.5 $11,313.5   $12,020.6 $12,020.6 $12,020.6
Implied Perpetual Growth Rate          6.0%       6.9%      7.8%       6.3%      7.2%      8.1%        6.5%      7.5%      8.4%

Percent from Dividends                18.0%      18.5%     19.0%      17.1%     17.5%     18.0%       16.2%     16.7%     17.1%
Percent from Terminal Value           82.0%      81.5%     81.0%      82.9%     82.5%     82.0%       83.8%     83.3%     82.9%






MORGAN STANLEY - P&C INSURANCE DCF MODEL      22-Aug-95     08:00 PM

                                                                          PROJECT AUTO
                                                                  Discounted Cash Flow Summary(1)
                                                                              ($MM)

HIGHER EXPENSE RATIO CASE                                                         Page 1

Terminal Retrospective P/E Multiple
  (based on GAAP results):                        15.0 x                          16.0 x                          17.0 x
                                     -----------------------------   ----------------------------   -----------------------------

Discount Rate:                          11.0%     12.0%      13.0%      11.0%     12.0%     13.0%       11.0%     12.0%     13.0%

Present Value of Dividends Paid
  to Holding Company                 $1,014.1    $969.1     $927.2   $1,014.1    $969.1    $927.2    $1,014.1    $969.1    $927.2
PV of Terminal Amount in Year 10      2,423.5   2,215.6    2,027.2    2,585.1   2,363.3   2,162.3     2,746.6   2,511.0   2,297.5
Total                                $3,437.6  $3,184.7   $2,954.4   $3,599.2  $3,332.4  $3,089.5    $3,760.7  $3,480.2  $3,224.6
Less:  Long Term Debt and
  Preferred Equity                        0.0       0.0        0.0        0.0       0.0       0.0         0.0       0.0       0.0
Plus:  Cash                               0.0       0.0        0.0        0.0       0.0       0.0         0.0       0.0       0.0
Total                                $3,437.6  $3,184.7   $2,954.4   $3,599.2  $3,332.4  $3,089.5    $3,760.7  $3,480.2  $3,224.6

       (Fully-Diluted Shares
         Outstanding (MM):  69.76204)
     Amount Per Share:                 $49.28    $45.65     $42.35     $51.59    $47.77    $44.29      $53.91    $49.89    $46.22

Total as a Multiple of
  12/31/95 GAAP Book Value   $1,280.1    2.69      2.49       2.31       2.81      2.60      2.41        2.94      2.72      2.52
  1995E GAAP Net Income         242.9    14.2      13.1       12.2       14.8      13.7      12.7        15.5      14.3      13.3
  1996E GAAP Net Income         266.1    12.9      12.0       11.1       13.5      12.5      11.6        14.1      13.1      12.1

Terminal Amount in Year 10           $6,881.3  $6,881.3   $6,881.3   $7,340.1  $7,340.1  $7,340.1    $7,798.9  $7,798.9  $7,798.9
Implied Perpetual Growth Rate            6.3%      7.2%       8.2%       6.6%      7.5%      8.5%        6.8%      7.8%      8.7%

Percent from Dividends                  29.5%     30.4%      31.4%      28.2%     29.1%     30.0%       27.0%     27.8%     28.8%
Percent from Terminal Value             70.5%     69.6%      68.6%      71.8%     70.9%     70.0%       73.0%     72.2%     71.2%






                                                               -35-






                                                           PROJECT AUTO
---------------------------------------------------------------------------------------------------------------------------------

                                                  Discounted Cash Flow Summary(1)
                                                               ($MM)

HIGHER EXPENSE/LOWER LEVERAGE RATIO CASE                                                                       Page 1
---------------------------------------------------------------------------------------------------------------------------------
Terminal Retrospective P/E Multiple
  (based on GAAP results):                     15.0x                          16.0 x                          17.0 x
                                     -----------------------------  -----------------------------   -----------------------------

Discount Rate:                          11.0%     12.0%      13.0%      11.0%     12.0%     13.0%       11.0%     12.0%     13.0%

Present Value of Dividends Paid
  to Holding Company                 $  878.4  $  835.9   $  796.2   $  878.4  $  835.9  $  796.2    $  878.4  $  835.9  $  796.2
PV of Terminal Amount in Year 10      2,489.1   2,275.6    2,082.0    2,655.0   2,427.3   2,220.8     2,821.0   2,579.0   2,359.6
Total                                $3,367.5  $3,111.4   $2,878.2   $3,533.5  $3,263.1  $3,017.0    $3,699.4  $3,414.8  $3,155.9
Less:  Long Term Debt and
  Preferred Equity                        0.0       0.0        0.0        0.0       0.0       0.0         0.0       0.0       0.0
Plus:  Cash                               0.0       0.0        0.0        0.0       0.0       0.0         0.0       0.0       0.0
Total                                $3,367.5  $3,111.4   $2,878.2   $3,533.5  $3,263.1  $3,017.0    $3,699.4  $3,414.8  $3,155.9

         (Fully-Diluted Shares
            Outstanding (MM): 69.76204)
   Amount Per Share:                   $48.27    $44.60     $41.26     $50.65    $46.78    $43.25      $53.03    $48.95    $45.24

Total as a Multiple of
  12/31/95 GAAP Book Value   $1,326.9    2.54       2.34      2.17       2.66      2.46      2.27        2.79      2.57      2.38
  1995E GAAP Net Income         243.9    13.8      12.8       11.8       14.5      13.4      12.4        15.2      14.0      12.9
  1996E GAAP Net Income         269.2    12.5      11.6       10.7       13.1      12.1      11.2        13.7      12.7      11.7

Terminal Amount in Year 10           $7,067.6  $7,067.6   $7,067.6   $7,538.8  $7,538.8  $7,538.8    $8,009.9  $8,009.9  $8,009.9
Implied Perpetual Growth Rate            6.5%      7.4%       8.4%       6.8%      7.7%      8.6%        7.0%      7.9%      8.9%

Percent from Dividends                  26.1%     26.9%      27.7%      24.9%     25.6%     26.4%       23.7%     24.5%     25.2%
Percent from Terminal Amount            73.9%     73.1%      72.3%      75.1%     74.4%     73.6%       76.3%     75.5%     74.8%





                                                               -36-












                              APPENDIX A












                                                       PROJECT AUTO
------------------------------------------------------------------------------------------------------------------------
                        Statutory Operating Comparison of Selected Property/Casualty Companies (1)
                                                     ($ in Thousands)


                                                            Ohio      Progressive    SAFECO     State Farm
                       AUTO       AllState    Cincinnati   Casualty    Casualty     Ins. Co.      Mutual       Composite
                     Company(5)   Ins. Co.     Ins. Co.    Ins. Co.     Ins. Co.   of America      Auto         Average
                     ----------   --------    ----------   --------   -----------  ----------   -----------    ---------

Net Premiums Written
  1990               $1,580,256  $14,023,985  $  776,711  $  690,150   $  758,845  $  894,657  $18,711,801
  1991                1,772,041   14,569,772     798,678     701,371      775,682     863,746   20,068,465
  1992                1,944,791   15,274,601     836,457     708,984      693,060     966,426   21,510,883
  1993                1,882,237   15,801,617   1,054,668     613,838      826,594   1,060,087   22,225,584
  1994                2,294,590   16,273,739   1,190,120     604,628    1,139,175   1,114,836   23,629,450
5-Year CAGR                8.4%         3.9%       12.0%       -3.9%         9.2%        6.7%         5.9%        5.6%

Premiums Earned
  1990               $1,533,827  $13,651,923  $  771,866  $  675,860   $  746,841  $  882,043  $18,208,462
  1991                1,692,298   14,513,654     783,733     690,456      765,890     867,430   19,592,725
  1992                1,863,938   15,039,996     822,644     713,267      713,580     931,454   21,026,025
  1993                2,028,211   15,576,779     982,264     648,331      770,021   1,022,748   21,971,647
  1994                2,239,338   16,050,135   1,169,150     609,899    1,030,528   1,088,318   23,216,219
5-Year CAGR                9.8%         4.0%       11.1%       -2.6%         6.7%        6.0%         6.2%        5.2%

Net investment income
  1990               $  138,645  $1,147,926   $  108,062  $  121,316   $   42,832  $  154,751  $ 1,942,808
  1991                  167,248   1,259,278      114,774     125,340       44,236     153,083    2,099,664
  1992                  160,938   1,329,706      138,777     126,985       86,586     150,557    2,213,927
  1993                  156,621   1,407,298      146,565     138,474       44,609     150,845    2,142,738
  1994                  155,693   1,485,003      145,913     141,140       46,322     153,814    2,236,177
5-Year CAGR                1.7%        6.5%         8.8%        4.1%         1.7%       -0.3%         3.1%        4.0%

Total Assets
  1990               $2,810,450  $21,534,372  $1,660,108  $1,516,430   $1,325,246  $1,977,027  $37,507,837
  1991                3,298,292   23,735,471   2,040,042   1,736,399    1,379,319   2,122,271   42,676,020
  1992                3,313,327   24,633,280   2,280,396   1,819,691    1,286,747   2,280,587   43,603,148
  1993                3,307,701   27,698,530   2,596,407   1,851,488    1,292,781   2,433,701   47,536,978
  1994               $3,638,963   28,576,062   2,759,252   1,795,502    1,561,407   2,478,301   48,841,935
5-Year Average       $3,273,747  $25,235,543  $2,267,241  $1,743,902   $1,369,100  $2,258,377  $44,033,184         NA

Total Reserves
  1990               $1,279,789  $11,117,143  $  788,251  $  697,473   $  495,068  $  993,516   12,820,939
  1991                1,395,597   12,174,089     889,446     736,085      516,969   1,034,491   13,470,942
  1992                1,574,183   13,114,669     962,394     786,406      514,703   1,040,462   14,366,766
  1993                1,716,868   13,447,748   1,120,393     795,660      496,355   1,057,415   15,158,270
  1994                1,859,066   14,637,670   1,317,980     754,598      510,716   1,109,261   16,077,609
5-Year Average       $1,565,101  $12,898,264  $1,015,693  $  754,044   $  506,762  $1,047,029  $14,378,905         NA





                                                            PROJECT AUTO
                              Statutory Operating Comparison of Selected Property/Casualty Companies(1)
                                                                  ($ in Thousands)

                                                            Ohio       Progressive   SAFECO     State Farm
                       AUTO       AllState    Cincinnati   Casualty    Casualty     Ins. Co.      Mutual       Composite
                     Company(5)   Ins. Co.     Ins. Co.    Ins. Co.     Ins. Co.   of America      Auto         Average
                     ----------   --------    ----------   --------    ----------- ----------   -----------    ---------

Policyholders' Surplus
  1990               $  796,566  $4,710,311   $  476,421  $  465,821   $349,071    $523,744    $17,889,083
  1991                1,069,260   5,421,743      735,427     643,415    333,104     586,055     19,721,100
  1992                  850,947   4,766,690      933,486     674,210    284,614     720,270     18,751,400
  1993                  830,024   7,145,055    1,010,328     713,565    309,048     795,986     21,269,733
  1994                  930,528   6,531,648      984,538     659,997    429,441     751,091     21,143,917
5-Year Average       $  895,465  $5,715,089   $  828,040  $  631,402   $341,056    $675,429    $19,755,047         NA

Avg. Investment Yield(2)
  1990                    5.67%       6.03%        7.03%       9.08%      3.81%       8.70%          5.62%
  1991                    6.28        6.27         6.70        8.69       3.87        8.28           5.68
  1992                    5.60        6.22         6.93        8.00       7.68        7.60           5.63
  1993                    5.34        6.04         6.48        8.42       3.99        7.17           5.18
  1994                    4.94        5.83         5.87        8.51       3.69        7.04           5.09
5-Year Average            5.57%       6.08%        6.60%       8.54%      4.61%       7.76%          5.44%        6.50%

Loss Ratio
  1990                    70.5%       75.2%        60.8%       61.4%      48.9%       65.4%          77.9%
  1991                    68.8        73.2         58.1        60.4       50.3        68.0           69.9
  1992                    75.9        87.2         58.3        63.8       55.5        63.8           69.6
  1993                    72.1        68.3         62.7        64.8       53.1        60.2           69.5
  1994                    72.8        75.5         64.7        61.6       54.5        64.7           76.1
5-Year Average            72.0%       75.9%        60.9%       62.4%      52.5%       64.4%          72.6%        64.8%

Expense Ratio(3)
  1990                    25.6%       36.6%        39.5%       43.0%      47.4%       41.4%          31.3%
  1991                    25.9        35.8         41.2        43.1       53.5        40.1           31.8
  1992                    25.2        35.6         41.1        43.0       46.7        39.8           31.8
  1993                    25.9        35.9         39.5        43.3       41.1        38.7           30.3
  1994                    24.4        36.4         37.7        41.3       37.9        38.7           31.3
5-Year Average            25.4%       36.1%        39.8%       42.7%      45.3%       39.7%          31.3%        39.2%

Combined Ratio
  1990                    96.1%      111.8%       100.3%      104.4%      96.3%      106.8%         109.2%
  1991                    94.7       109.0         99.3       103.5      103.8       108.1          101.7
  1992                   101.1       122.8         99.4       106.8      102.2       103.6          101.4
  1993                    98.0       104.2        102.2       108.1       94.2        98.9           99.8
  1994                    97.2       111.9        102.4       102.9       92.4       103.4          107.2
5-Year Average            97.4%      111.9%       100.7%      105.1%      97.8%      104.2%         103.9%      103.9%




                                                       PROJECT AUTO
                        Statutory Operating Comparison of Selected Property/Casualty Companies(1)
                                                     ($ in Thousands)


                                                            Ohio      Progressive   SAFECO       State Farm
                       AUTO       AllState    Cincinnati   Casualty    Casualty     Ins. Co.      Mutual       Composite
                     Company(5)   Ins. Co.     Ins. Co.    Ins. Co.     Ins. Co.   of America      Auto         Average
                     ----------   --------    ----------   --------   -----------  ----------    -----------   ---------

Statutory Return on
 Average Surplus (4)
   1990                 18.1%      -2.2%        18.4%        15.3%       22.7%        15.5%        1.7%
   1991                 17.8        3.1         15.4         14.4         7.0         11.9         7.0
   1992                 13.7      -26.7         13.5         11.1        27.2         14.0         8.9
   1993                 17.9       15.0         10.2         12.8        23.6         14.2         8.0
   1994                 20.5       -1.7          8.7         15.9        28.4         13.3         2.3
5-Year Average          17.6%      (2.5)%       13.3%        13.9%       21.8%        13.8%        5.6%          11.0%

NPW/Surplus
   1990                 1.98 x      2.98 x      1.63 x       1.48 x      2.17 x       1.71 x       1.05 x
   1991                 1.66        2.69        1.09         1.09        2.33         1.47         1.02
   1992                 2.29        3.20        0.90         1.05        2.44         1.34         1.15
   1993                 2.27        2.21        1.04         0.86        2.67         1.33         1.04
   1994                 2.47        2.49        1.21         0.92        2.65         1.48         1.12
5-Year Average          2.13 x      2.71 x      1.17 x       1.08 x      2.45 x       1.47 x       1.07 x        1.66 x

Risk-Based Capital
   1990                  NA          NA          NA           NA          NA           NA            NA
   1991                  NA          NA          NA           NA          NA           NA            NA
   1992                  NA          NA          NA           NA          NA           NA            NA
   1993                  NA          NA          NA           NA          NA           NA            NA
   1994                 366.0%      218.8%      474.0%       274.3%      281.4%       440.7%        412.5%      352.5%
5-Year Average           NA          NA          NA           NA          NA           NA            NA           NA


Notes:
(1)  Based on statutory data from OneSource.
(2)  Net investment income divided by average invested assets.
(3)  Includes both loss expenses and other underwriting expenses incurred.
(4)  Net income less net realized gains/losses (after-tax) divided by average surplus.
(5)  Based on Auto Insurance Company results only.  Excludes Auto Indemnity and Auto Casualty.




                              APPENDIX B



                                                       PROJECT AUTO
                                             Weighted Average Cost of Capital


                                                                        Debt/
                                              Predicted      Debt/     Market       Pfd/     Unlevered
                                               Equity       Market     Equity      Market     (Asset)
    Company Name                               Beta(1)      Equity     + Debt     Equity       Beta

Allstate                                         0.98        5.8%       5.5%        0.0%       0.94
Cincinnati Financial                             0.74        7.1%       6.6%        0.0%       0.71
Ohio Casualtu                                    0.73        5.6%       5.3%        0.0%       0.70
Progressive                                      0.89       19.0%      16.0%        3.1%       0.77
SAFECO                                           0.89       15.3%      13.3%        0.0%       0.81

                                  MEAN           0.85       10.6%       9.3%        0.6%       0.79
                                  MEDIAN         0.89        7.1%       6.6%        0.0%       0.77


Relevering of Mean Asset Betas(Mean/Median)




   Debt/              Pfd/         Relevered    Cost of     Cost of    Cost of    Cost of     Cost of
Mkt Equity         Mkt Equity        Beta      Debt(P/T)   Debt(A/T)  Preferred   Equity     Capital(2)

    0.0%             0.0%            0.79         7.0%       4.6%       0.0%       12.8%       12.8%
   10.0%             0.0%            0.84         7.3%       4.7%       0.0%       13.2%       12.4%
   20.0%             0.0%            0.89         7.5%       4.9%       0.0%       13.6%       12.1%
   25.0%             0.0%            0.92         7.8%       5.0%       0.0%       13.8%       12.0%
   30.0%             0.0%            0.94         8.0%       5.2%       0.0%       14.0%       11.9%
   40.0%             0.0%            0.99         8.2%       5.4%       0.0%       14.4%       11.8%
   50.0%             0.0%            1.04         8.5%       5.5%       0.0%       14.7%       11.7%
   60.0%             0.0%            1.09         8.7%       5.7%       0.0%       15.1%       11.6%
   70.0%             0.0%            1.15         9.0%       5.8%       0.0%       15.5%       11.5%
   80.0%             0.0%            1.20         9.2%       6.0%       0.0%       15.9%       11.5%
   90.0%             0.0%            1.25         9.5%       6.2%       0.0%       16.2%       11.5%
  100.0%             0.0%            1.30         9.7%       6.3%       0.0%       16.6%       11.5%

Formulas                                                  Assumptions
                      Levered Beta        D = Debt
Unlevered Beta = ----------------------   E = Equity                Risk Free Rate                  7.01% (3)
                 1 + (D/E)(1-t)+(Pfd/E)   t = Marginal Tax Rate     Market Risk Premium             7.40%
                                          Pfd = Preferred           Marginal Tax Rate (t)          35.00%

Cost of Equity = Risk Free Rate + Levered Beta* (Market Risk Premium)

      NOTES: (1) Source: Barra, U.S. Equity Beta Book as of July 1995.
             (2) Based on after-tax cost of debt.
             (3) Current yield on a 10 year government bond as of August 8, 1995.

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